Exhibit 99.1

SECURITIES PURCHASE AGREEMENT, dated as of August 12, 2011 (this “Agreement”), between TFG Radiant Investment Group Ltd., a company organized under the laws of British Virgin Islands (the “Investor”), and Ascent Solar Technologies, Inc., a corporation organized under the laws of the State of Delaware (the “Company”).

RECITALS

WHEREAS, the Company desires to (1) sell to the Investor, and the Investor desires to purchase from the Company, an aggregate of 6,400,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) pursuant to the terms and conditions set forth herein; and (2) grant to the Investor, and the Investor desires to accept from the Company, an option to purchase an aggregate of 9,500,000 shares of Company Common Stock pursuant to the terms and conditions set forth herein;

WHEREAS, concurrently with execution of this Agreement the Company and the Investor, or an Affiliate of Investor, will enter into (i) the stockholders agreement in the form attached hereto as Exhibit A (the “Stockholders Agreement”), (ii) the registration rights agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), and (iii) the joint development agreement in the form attached hereto as Exhibit C (the “Joint Development Agreement”);

WHEREAS, concurrently with execution of this Agreement the Investor will enter into a voting agreement with Norsk Hydro Produksjon AS in the form attached hereto as Exhibit D (the “Voting Agreement”); and

WHEREAS, certain terms used in this Agreement are defined in Section 1.01.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. Investor and TFG Radiant New-Energy Group Ltd. shall be deemed affiliates regardless of any future changes in ownership within such entities.

“Ancillary Agreements” means the Stockholders Agreement, Registration Rights Agreement, and Joint Development Agreement, and the Voting Agreement.

“beneficial owner” (and related terms such as “beneficially owned” or “beneficial ownership”) has the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

“Board” means the Board of Directors of the Company.

“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City, New York, or Denver, Colorado.

“Bylaws” means the Second Amended and Restated Bylaws of the Company, dated February 10, 2009, as amended on September 1, 2009.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated as of October 26, 2005.

“Change of Control” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization; (ii) the sale of all or substantially all of the assets of the Company to any other person, or (iii) any transaction or series of related transactions (including, without limitation, any stock purchase, reorganization, merger or consolidation) to which the Company is a party in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred; provided that a Change of Control shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“contract” means any agreement, contract, lease, power of attorney, note, loan, evidence of indebtedness, purchase order, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, instrument, obligation, commitment, understanding, policy which constitutes an executory obligation, purchase and sales order, quotation which constitutes an executory commitment and other executory commitments to which a person is a party or to which any of the assets of such person are subject, whether oral or written, express or implied.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, credit arrangement or otherwise; including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

“Environmental Laws” means any United States federal, state or local Laws in existence on the date hereof relating to pollution or the protection, investigation or restoration of the environment or human health due to exposure to Hazardous Substances.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Expenses” means all reasonable and documented out-of-pocket costs, fees and expenses (including all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation and execution of this Agreement and the Ancillary Agreements and the performance of the Transactions.

“Hazardous Substances” means (i) those substances defined in or regulated under the following federal United States statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act,

the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Occupational Health and Safety Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon and (v) any substance, material or waste defined as toxic or hazardous or as a pollutant or contaminant, or regulated by any Governmental Authority pursuant to any Environmental Law.

“knowledge of the Company” means the actual knowledge of the executive officers of the Company after reasonable inquiry.

“Lien” means any charge, mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien or other similar restrictions or limitations.

“Material Adverse Effect” means any event, circumstance, change or effect that (i) has or would have a material adverse effect on the business, operations, assets, liabilities (including contingent liabilities), financial condition or results of operations of the Company or (ii) materially impairs or would materially impair the ability of the Company to consummate the Transactions and perform its other obligations under this Agreement; provided, however, that “Material Adverse Effect” shall not include any event, circumstance, change or effect (1) arising out of or attributable to (i) any increase or decrease in the market price of the shares of the Company Common Stock (but not any event, circumstance, change or effect underlying such increase or decrease to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect), (ii) any events, circumstances, changes or effects that generally affect the industries in which the Company operates and that do not materially disproportionately impact the Company, (iii) any changes in the securities markets generally that do not materially disproportionately impact the Company or (iv) any changes in general economic, legal, regulatory or political conditions in the geographic regions in which the Company operates that do not materially disproportionately impact the Company; or (2) otherwise disclosed to Investor.

“Other Filings” means all filings made by, or required to be made by, the Company with the SEC other than the Proxy Statement (as defined below).

“person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” or “group” each within the meaning of Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Plans” means any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, incentive, stock option, stock purchase, restricted stock, phantom stock, or other stock-based compensation, deferred compensation, retiree medical or life insurance, supplemental executive retirement, severance or other benefit plans, programs, trusts or arrangements, and all employment, termination, severance, compensation or other contracts or agreements, to which the Company or any of its affiliates is a party, or which are sponsored by the Company or any of its affiliates for the benefit of any employee, officer or director of the Company, and any contracts, arrangements, agreements, policies, practices or understandings between the Company or any of its affiliates and any employee of the Company, including any contracts, arrangements or understandings or change in control arrangements relating to a sale of the Company.

“Shares” means the Tranche 1 Shares and the Tranche 2 Shares.

“Transactions” means execution and delivery of this Agreement and the Ancillary Agreements, the purchase and sale of the Shares as contemplated by this Agreement and the performance of the obligations contemplated by this Agreement and the Ancillary Agreements.

(b) Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless otherwise indicated;

(ii) The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) All terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered pursuant hereto, unless otherwise defined therein;

(vi) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii) References to a person are also to its successors and permitted assigns;

(viii) References to this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Joint Development Agreement and the Voting Agreement are deemed to include a reference to such agreement, as amended, modified or supplemented; and

(ix) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

TRANCHE 1 PURCHASE AND SALE OF SHARES

SECTION 2.01. Tranche 1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, on the date hereof, the Company shall issue to the Investor, and the Investor shall purchase, accept and acquire from the Company, 6,400,000 shares of Company Common Stock (the “Tranche 1 Shares”).

SECTION 2.02. Tranche 1 Purchase Price. The purchase price for the each of the Tranche 1 Shares shall be $1.15 per share (the “Tranche 1 Purchase Price”).

SECTION 2.03. Tranche 1 Closing. The closing of the issuance, purchase and sale of the Tranche 1 Shares (the “Tranche 1 Closing”) will take place at the offices of Faegre & Benson LLP, 3200 Wells Fargo Center, 1700 Lincoln Street, Denver, CO 80203, on the date hereof or at such other time, date or other place as is agreed to by the Investor and the Company.

SECTION 2.04. Tranche 1 Closing Deliveries by the Company. At the Tranche 1 Closing, the Company shall deliver or cause to be delivered to the Investor:

(a) duly executed certificates evidencing the Tranche 1 Shares, registered in the name of the Investor;

(b) a receipt for the aggregate Purchase Price for the Tranche 1 Shares (the “Aggregate Tranche 1 Purchase Price”), less such amounts previously deposited by the Investor with the Company; and

(c) copies of Listing of Additional Shares Notices filed with Nasdaq by or on behalf of the Company in respect of the Tranche 1 Shares.

SECTION 2.05. Tranche 1 Closing Deliveries by the Investor. At or before the Tranche 1 Closing, the Investor shall deliver to the Company the Aggregate Tranche 1 Purchase Price (less such amounts previously deposited by the Investor with the Company) by wire transfer in immediately available funds to an account specified by the Company in writing no less than two (2) business days prior to the Tranche 1 Closing.

ARTICLE III

TRANCHE 2 OPTION

SECTION 3.01. Tranche 2 Option. Upon the terms and subject to the conditions of this Agreement, subject to the receipt of both (i) Stockholder Approval (as defined below) and (ii) achievement of the Tranche 2 Milestone (as defined in Section 1.18 of the Joint Development Agreement), the Company hereby irrevocably grants to the Investor the right to acquire and to require the Company to sell to the Investor the aggregate of 9,500,000 shares of Company Common Stock (the “Tranche 2 Shares”). Such option (the “Tranche 2 Option”) may not be exercised (except as otherwise provided in Section 3.07 below) by the Investor unless and until both Stockholder Approval has been obtained and the Tranche 2 Milestone has been achieved. The Tranche 2 Option may be exercised by the Investor by providing written notice to the Company in accordance with Section 9.01 (the “Tranche 2 Notice”) at any time on or before February 12, 2014 (the “Tranche 2 Deadline”). Such Tranche 2 Notice shall state that the Investor is exercising the Tranche 2 Option for all the Tranche 2 Shares for the aggregate Tranche 2 Exercise Price (as defined below). Upon receipt of a Tranche 2 Notice, the Company shall be obligated to sell the Tranche 2 Shares, upon the terms and subject to the conditions set forth herein. Notwithstanding the foregoing, the Tranche 2 Option shall terminate in the event that the Tranche 2 Option is not exercised on or prior to the Tranche 2 Deadline.

SECTION 3.02. Tranche 2 Exercise Price. The exercise price for each Tranche 2 Share shall be $1.55 per share (the “Tranche 2 Exercise Price”).

SECTION 3.03. Tranche 2 Closing. If a Tranche 2 Notice has been duly delivered pursuant to Section 3.01, the closing of the issuance, purchase and sale of the Tranche 2 Shares provided for in this Article III (the “Tranche 2 Closing”) will take place at 10:00 a.m., Denver, Colorado time on the second business day following the date of the Tranche 2 Notice, at the offices of Faegre & Benson LLP, 3200 Wells Fargo Center, 1700 Lincoln Street, Denver, CO 80203, unless another time, date or place is agreed to by the Investor and the Company. In no event, however, may the Tranche 2 Closing take place later than the Tranche 2 Deadline.

SECTION 3.04. Tranche 2 Closing Deliveries by the Company. At the Tranche 2 Closing, the Company shall deliver or cause to be delivered to the Investor:

(a) duly executed certificates evidencing the Tranche 2 Shares, registered in the name of the Investor; and

(b) a receipt for the aggregate Tranche 2 Exercise Price.

SECTION 3.05. Tranche 2 Closing Deliveries by the Investor. At or before the Tranche 2 Closing, the Investor shall deliver to the Company the aggregate Tranche 2 Exercise Price by wire transfer in immediately available funds to an account specified by the Company in writing no less than two (2) business days prior to the Tranche 2 Closing.

SECTION 3.06. Adjustments to Tranche 2 Option. In the event of changes in the Company

Common Stock by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, or the like, the number of shares of Company Common Stock issuable upon exercise of the Tranche 2 Option in the aggregate and the Tranche 2 Exercise Price shall be correspondingly adjusted to give the Investor, upon exercise for the same aggregate Tranche 2 Exercise Price, the total number, class, and kind of shares as the Investor would have owned had the Tranche 2 Option been exercised prior to the event and had the Investor continued to hold such shares until after the event requiring adjustment.

SECTION 3.07. Treatment Upon Change of Control. Notwithstanding anything to the contrary set forth herein, at any time after Stockholder Approval and prior to the Tranche 2 Deadline, in the event of any Change of Control, the Company shall provide to the Investor at least twenty (20) days advance written notice of such Change of Control, and the Tranche 2 Option shall become immediately exercisable in connection with such Change of Control and shall terminate unless exercised immediately prior to the effective time of such Change of Control.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Investor to enter into this Agreement except as set forth in a disclosure schedule, which identifies exceptions by specific section references (the “Disclosure Schedule”), the Company hereby represents and warrants to the Investor that as of the date hereof:

SECTION 4.01. Organization and Qualification; No Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company does not (i) directly or indirectly own any Equity Interest, or any interest convertible into or exchangeable or exercisable for any Equity Interest in, any person or (ii) have any subsidiaries.

SECTION 4.02. Certificate of Incorporation and Bylaws. The Company has heretofore made available to the Investor a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to date, of the Company. Such Certificate of Incorporation and Bylaws of the Company are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

SECTION 4.03. Capitalization.

(a) The authorized capital stock of the Company consists of 75,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). As of August 4, 2011:

(i) (1) 32,510,306 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid, nonassessable and free of preemptive rights and (2) no shares of Company Common Stock were held in the treasury of the Company;

(ii) 1,888,501 shares of Company Common Stock were issuable upon exercise of outstanding employee stock options granted pursuant to the Company’s 2005 Stock Option Plan, as amended;

(iii) 334,853 shares of Company Common Stock were issuable in connection with restricted stock units, in each case granted pursuant to the Company’s Second Amended and Restated 2008 Restricted Stock Plan;

(iv) 9,090 shares of Company Common Stock were issuable upon exercise of the Company’s issued and outstanding Class A Warrants;

(v) The Class B Warrants expired on July 10, 2011.

(vi) no shares of Preferred Stock have been designated and no shares are issued and outstanding.

Except as set forth in this Section 4.03(a), this Agreement and the Ancillary Agreements, or the SEC Reports (as defined below), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company.

(b) The Shares, when issued, paid for and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

SECTION 4.04. Authority. The Company has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The Company’s execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Ancillary Agreements to which the Company is a party or to consummate the Transactions (other than with respect to the Stockholder Approval (as defined below)). The Board has approved this Agreement, each Ancillary Agreement to which the Company is a party and the issuance of the Shares and has directed that the issuance of the Tranche 2 Shares be submitted to the Company’s stockholders for approval at the Stockholders’ Meeting. This Agreement and each of the Ancillary Agreements to which the Company is a party have been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor, this Agreement and each of the Ancillary Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

SECTION 4.05. No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 4.05(a) of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party do not, and the performance of its obligations hereunder and thereunder will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any domestic or, to the knowledge of the Company, foreign, statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) require any consent or approval under, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or give to others a right to require any payment to be made under, or result in the creation of a Lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party do not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or, to the knowledge of the Company, foreign, government, governmental, tax, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body (a “Governmental Authority”), except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), state securities or “blue sky” laws (“Blue Sky Laws”), (B) solely in respect of the issuance of the Tranche 2 Shares in accordance with Article III, the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the issuance of the Tranche 2 Shares in accordance with Article III to be sent to the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”),and (C) any filings required under the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Transactions, (2) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement or (3) have a Material Adverse Effect.

SECTION 4.06. Compliance With Law. The business of the Company has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Reports and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

SECTION 4.07. SEC Filings; Financial Statements.

(a) The Company has timely filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC since January 1, 2010 (the “SEC Reports”). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or the Exchange Act, as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, the Company is eligible to register securities on Form S-3 of the Securities Act.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and the Company’s books and records, and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments which individually or in the aggregate did not have, and would not reasonably be expected to have, a Material Adverse Effect). The books and records of the Company have been, and are being, maintained in accordance with applicable legal and accounting requirements in all material respects.

(c) Except as and to the extent set forth on the balance sheet of the Company as of March 31, 2011 included in the Company Form 10-Q for the quarterly period ended March 31, 2011, including the notes thereto, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations incurred since March 31, 2011 that would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Transactions, (B) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement to which it is a party or (C) have a Material Adverse Effect.

(d) The Company has previously made available to the Investor a complete and correct copy of any amendment or modification which has not yet been filed with the SEC to any agreement, document or other instrument which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

(e) As of the date hereof, neither the Company nor, to the knowledge of the Company, any of the Company’s employees, is the subject of any formal or informal investigation by the SEC, and, to the knowledge of the Company, no such investigation has been threatened or in fact exists which would reasonably be expected to result in the institution of any such investigation. Written correspondence (other than any transmittal letter or other correspondence that does not address substantively any comments or questions from, or ongoing discussions with, the SEC), with the SEC since January 1, 2010 until the date hereof has been made available to the Investor. The audit committee of the Board has established “whistleblower” procedures that meet the requirements of Exchange Act Rule 10A-3, and has made available to the Investor true, complete and correct copies of such procedures. The Company has received no “complaints” (within the meaning of Exchange Act Rule 10A-3) in respect of any accounting, internal accounting controls or auditing matters. To the knowledge of the Company, no complaints seeking relief under Section 806 of Sarbanes-Oxley Act of 2002 have been filed with the United States Secretary of Labor and no employee has threatened to file any such complaint.

SECTION 4.08. Absence of Certain Changes or Events. Except as expressly contemplated by this Agreement or as set forth in the SEC Reports, since March 31, 2011 through the date hereof, the Company has conducted its business in the ordinary course consistent with past practice and, since such date through the date hereof, there has not occurred any Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement or any Ancillary Agreement by the Company.

SECTION 4.09. Absence of Litigation. There is no litigation, suit, claim, action, formal complaint, prosecution, indictment, formal investigation, arbitration or proceeding (whether civil, criminal or administrative, an “Action”) pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, or, to the knowledge of the Company, for which the Company is obligated to indemnify a third party, before any Governmental Authority that (i) has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) challenges the validity or propriety or seeks to materially delay or prevent the consummation of the Transactions and which is reasonably expected to be adversely determined against the Company.

SECTION 4.10. Employee Benefit Plans. Each Plan has been operated and administered in all respects in accordance with its terms and in all material respects with the requirements of all applicable Laws, including ERISA and the Code. As of the date hereof, no action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) that would result in any material liability to the Company and, to the knowledge of the Company, no fact, condition or event exists that would give rise to any such action, claim or proceeding.

SECTION 4.11. Labor Matters. The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor, to the knowledge of the Company as of the date hereof, are there any activities or proceedings of any labor union to organize any such employees. There are no controversies pending or, to the knowledge of the Company, threatened between the Company and any of its employees, and there is no organized strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company.

SECTION 4.12. Title to Properties and Assets. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.

SECTION 4.13. Intellectual Property.

(a) The SEC Reports contain a materially accurate description of the Company’s (i) material patents and patent applications (collectively, the “Registered IP”) and (ii) the Company’s material licenses for intellectual property.

(b) To the knowledge of the Company, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other proprietary rights and processes necessary for its business as now conducted (the “Company Intellectual Property”), without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that it has violated or, by conducting its business as presently proposed would violate, any proprietary rights of any other person, nor is the Company aware of any basis for the foregoing. To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has taken reasonable measures to maintain the confidentiality and value of all confidential information and other confidential Company Intellectual Property used or held for use in connection with the operation of its business.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Intellectual Property is (i) currently in compliance with any and all formal legal requirements necessary to maintain the validity and enforceability thereof and (ii) not subject to any outstanding order, judgment, injunction, decree, ruling or agreement adversely affecting the Company’s use thereof or rights thereto, or that would impair the validity or enforceability thereof.

(g) The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party do not, and the performance of its obligations hereunder and thereunder will not, adversely affect the validity of, or the Company rights in, any Company Intellectual Property, including, without limitation, the grant of licenses to certain Company Intellectual Property pursuant to the Joint Development Agreement.

SECTION 4.14. Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which would have a Material Adverse Effect.

SECTION 4.15. Environmental Matters. Except as disclosed in the SEC Reports, the Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect.

SECTION 4.16. Material Agreements. Except as set forth in the SEC Reports, the Company is not a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). The Company has performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company thereunder and are not aware of any basis for the assertion thereof, and neither the Company nor, to the best knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.

SECTION 4.17. Insurance. The Company maintains, with reputable insurers or through self-insurance, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers’ compensation and other forms of insurance including directors and officers insurance, held by the Company as of the date hereof, are in full force and effect in accordance with their terms. The Company is not in default under any provisions of any such policy of insurance and the Company has not received notice of cancellation of any such insurance.

SECTION 4.18. Vote Required. No vote of the holders of any class or series of capital stock or other Equity Interests of the Company is necessary to approve the issuance of the Tranche 1 Shares. The affirmative vote of a majority of the votes cast at the Stockholders’ Meeting on the issuance of the Tranche 2 Shares (while excluding from the vote the Tranche 1 Shares) is the only vote of the holders of any class or series of capital stock or other Equity Interests of the Company necessary to approve the issuance of the Tranche 2Shares.

SECTION 4.19. Section 203 of the DGCL; Takeover Statute. The Board has taken all actions necessary or advisable to ensure that Section 203 of the DGCL does not apply to any of the Transactions (including the purchase of the Shares hereunder). The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is party will not cause to be applicable to the Company any “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal Laws.

SECTION 4.20. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 4.21. Private Offering. None of the Company or anyone acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action that would reasonably be expected to subject the offer, issuance or sale of the Shares, as contemplated hereby, to the registration provisions of the Securities Act.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As an inducement to the Company to enter into this Agreement, the Investor hereby represents and warrants to the Company that:

SECTION 5.01. Organization. The Investor is a corporation duly organized and validly existing under the Laws of the British Virgin Islands.

SECTION 5.02. Authority. The Investor has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The Investor’s execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Investor are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the Transactions. This Agreement and each of the Ancillary Agreements have been duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company and, in the case of the Ancillary Agreements, any other party thereto, this Agreement and each of the Ancillary Agreements constitute a legal, valid and binding obligation of the Investor enforceable against it in accordance with its terms.

SECTION 5.03. No Conflict; Required Filings and Consents.

(a) The execution and delivery by the Investor of this Agreement and the Ancillary Agreements do not, and the performance of its obligations hereunder and thereunder will not, (i) conflict with or violate its organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to it or by which any of its properties or assets is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Transactions, (2) otherwise prevent or materially delay its performance of any of its material obligations under this Agreement or any Ancillary Agreement or (3) have a material adverse effect on the Investor.

(b) The execution and delivery by the Investor of this Agreement and the Ancillary Agreements do not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Exchange Act and Blue Sky Laws, (B) solely in respect of the issuance of the Tranche 2 Shares in accordance with Article III, the filing with the SEC of the Proxy Statement and (C) any filings required under the rules and regulations of Nasdaq and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (1) prevent or materially delay consummation of the Transactions, (2) otherwise prevent or materially delay its performance of any of its material obligations under this Agreement or any Ancillary Agreement or (3) have a material adverse effect on the Investor.

SECTION 5.04. Investment Purpose. The Investor is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution of the Shares or any interest therein.

SECTION 5.05. Status of Shares; Limitations on Transfer and Other Restrictions. The Investor acknowledges and understands that (i) the Shares have not been and will not be registered under the Securities Act or any under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) that such exemption depends in part upon, and such Shares are being sold in reliance on, the representations and warranties set forth in this Article V, (iii) it must bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available, (iv) the Shares will be subject to certain restrictions on transfer and voting, as set forth in the Stockholders Agreement and (v) a restrictive legend in the form set forth in Section 5.03 of the Stockholders Agreement shall be placed on all certificates evidencing the Shares.

SECTION 5.06. Sophistication and Financial Condition of the Investor. The Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, a sophisticated investor and, by virtue of its business or financial experience, is capable of evaluating the merits and risks of the investment in the Shares. The Investor has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby.

SECTION 5.07. Proxy Statement. None of the information supplied by the Investor in writing for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Investor.

SECTION 5.09. Available Funds. The Investor will have sufficient funds in its possession to permit it to acquire and pay for the Tranche 1 Shares at the Tranche 1 Closing and to perform its obligations under this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01. Stockholders’ Meeting. The Company, acting through the Board, shall, in accordance with applicable Law and the Company’s Certificate of Incorporation and Bylaws, (a) duly call, give notice of, convene and hold a regular or special meeting of its stockholders as promptly as practicable after the date of this Agreement for the purpose of considering, taking action on, and voting on, among other things, the issuance of the Tranche 2 Shares (the “Stockholders’ Meeting”), (b) submit the issuance of the Tranche 2 Shares to a vote of the Company’s stockholders and (c) (i) unless the Board determines, after consultation with its outside legal counsel, that it would be inconsistent with its fiduciary obligations to stockholders of the Company under applicable Laws, include in the Proxy Statement the recommendation of the Board that the stockholders of the Company approve the issuance of the Tranche 2 Shares (such approval by the Company’s stockholders, the “Stockholder Approval”) and (ii) use all reasonable efforts to obtain the Stockholder Approval, including postponing or adjourning the Stockholders’ Meeting to obtain a quorum or to solicit additional proxies or calling, giving notice of, convening and holding additional Stockholders’ Meetings.

SECTION 6.02. Proxy Statement; Other SEC Filings. As promptly as practicable after the date hereof, the Company shall file a preliminary Proxy Statement with the SEC under the Exchange Act, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC. In addition, the Company shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC. The Investor and the Company shall cooperate with each other in the preparation of the Proxy Statement and any Other Filings, and the Company shall promptly notify the Investor of the receipt of any comments of the SEC with respect to the Proxy Statement or any Other Filings and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Investor copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give the Investor and its counsel the opportunity to review the Proxy Statement and any Other Filings for a reasonable time prior to their being filed with the SEC and shall give the Investor and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments for a reasonable time prior to their being filed with, or sent to, the SEC. The Company shall in good faith consider the Investor’s comments on any such documents. Each of the Company and the Investor agrees to use its commercially reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and the Company agrees to use its commercially reasonable efforts to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Company Common Stock entitled to vote at the Stockholders’ Meeting at the earliest practicable time. If at any time prior to the earlier of the Tranche 2 Closing or the Tranche 2 Deadline, any event or circumstance relating to the Company or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, the Company shall promptly inform the Investor. The Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Stockholders’ Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that no representation, warranty or covenant is made by the Company with respect to any information supplied by the Investor for inclusion in the Proxy Statement. The Proxy Statement, any amendments or supplements thereto, and all other documents that the Company is responsible for filing in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.

SECTION 6.03. Access to Information; Confidentiality.

(a) From the date hereof until the earlier of the Tranche 2 Closing or the Tranche 2 Deadline, and in compliance with applicable Laws, the Company shall, and shall cause the officers, directors, employees, auditors and agents of the Company to, afford the officers, employees, accountants, counsel and other agents of the Investor reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company, and shall furnish the Investor with such financial, operating and other data and information as the Investor, through its officers, employees or agents, may reasonably request.

(b) All information obtained by the Investors pursuant to this Section 6.03 shall be kept confidential in accordance with the Article 7 of the Stockholders Agreement, and shall not be used by the Investor in contravention of applicable Laws relating to the buying and selling of securities.

(c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

SECTION 6.04. Further Action; Consents; Filings.

(a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Investor or the Company, or to avoid any action or proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and each Ancillary Agreement and the consummation of the Transactions and (iii) make promptly its respective filings, and thereafter make any other submissions required, in connection with the Transactions, under (y) the Exchange Act, and any other applicable federal or state securities Laws and (z) any other applicable Law; provided, however, that the Investor and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

(b) The parties hereto shall cooperate and assist one another in connection with all actions to be taken pursuant to Section 6.04(a), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law, providing copies of all related documents to the non-filing party and their advisors prior to filing, and to the extent practicable neither of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other party. Each party shall keep the other party apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Transactions. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings (whether by telephone or in person) with such Governmental Authority.

(c) Each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to defend through litigation on the merits any Action, including any administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, prevents or prohibits consummation of the Transactions, including by vigorously pursuing all available avenues of administrative and judicial appeal.

(d) The Company and the Investor shall give any notices to third parties, and use all commercially reasonable efforts to obtain any third party consents necessary, proper or advisable to consummate the Transactions. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.04(d), such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and the Investor, and their respective businesses resulting, or which would reasonably be expected to result from the failure to obtain such consent.

(e) From the date of this Agreement until the earlier of the Tranche 2 Closing or the Tranche 2 Deadline, the Company shall promptly notify the Investor in writing of any pending or, to the knowledge of the Company, threatened Action by any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the Transactions or (ii) seeking to restrain or prohibit the consummation of the Transactions, which in either case would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect prior to or after the earlier of the Tranche 2 Closing or the Tranche 2 Deadline.

SECTION 6.05. Public Announcements. The Investor and the Company agree that no public release or announcement concerning the Transactions shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of Nasdaq, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

SECTION 6.06. Board Representation. Company and the Board agree to take such actions reasonably necessary in accordance with all applicable law, rules and regulations (including Nasdaq rules) to appoint up to two individuals designated by Investor to serve as members of the Board in accordance with Section 2.01 of the Stockholders Agreement.

SECTION 6.07. Cooperation. The Company and the Investor shall coordinate and cooperate in connection with (i) the preparation of the Proxy Statement and any Other Filings, (ii) determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Agreements, in connection with the consummation of the Transactions and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement or any Other Filings and timely seeking to obtain any such actions, consents, approvals or waivers.

SECTION 6.08. Certain Notices. From and after the date of this Agreement until the earlier of the Tranche 2 Closing or the Tranche 2 Deadline, each party shall promptly notify the other party of (i) the occurrence, or non-occurrence, of any event or any breach or misrepresentation that would reasonably be expected to cause any condition to the obligations of such party to effect the Transactions not to be satisfied or (ii) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement or any Ancillary Agreement that would reasonably be expected to result in any condition to the obligations of such party to effect the Transactions not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.08 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

SECTION 6.09. Charter Amendment. In connection with the transactions contemplated hereby, the Company intends to seek approval of an amendment to the Certificate of Incorporation in order to increase the number of authorized shares of Common Stock to 125,000,000 (the “Charter Amendment”) at the Stockholders’ Meeting. Investor agrees to vote all shares of capital stock held by it that is eligible to vote in favor of or consent to the Charter Amendment at the Stockholders’ Meeting, or at such other time requested by the Company.

SECTION 6.10. Fees and Expenses. All Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Transactions are consummated; provided, however that the Company shall pay all of the Expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred.

ARTICLE VII

AMENDMENT AND WAIVER

SECTION 7.01. Amendment. This Agreement may be amended by the parties hereto at any time prior to the earlier of the Tranche 2 Closing or the Tranche 2 Deadline; provided, however, that, after the Stockholder Approval is obtained, no amendment may become effective that would by Law require approval of the stockholders of the Company, without approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 7.02. Waiver. At any time prior to the earlier of the Tranche 2 Closing or the Tranche 2 Deadline, either party hereto may (i) extend the time for the performance of any obligation or other act of the other party hereto, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other party with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

ARTICLE VIII

INDEMNFICATION

SECTION 8.01. Survival of Representations and Warranties; Indemnification.

(a) All representations and warranties contained in this Agreement shall be deemed made at the Closing as if made at such time and shall survive for twelve (12) months after having been made or deemed made, except that (i) with respect to claims asserted pursuant to this Section 8.01 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Section 4.14 shall survive until 120 days after the expiration of the applicable statute of limitations for the tax liabilities in question and (iii) Sections 4.01, 4.02, 4.03, 4.04, 4.05(a)(i), 4.16, 5.01, 5.02 and 5.03(a)(i) shall survive indefinitely. A claim shall be made or commenced hereunder by the Indemnified Party (as defined below) delivering to the Indemnifying Party (as defined below) a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

(b) The Company agrees to indemnify and hold harmless the Investor and its officers, directors, employees, duly authorized agents and affiliates from and against all losses, claims, damages, diminution in value of the Shares, expenses (including reasonable counsel fees and disbursements) or liabilities (“Losses”) that are related to or arise out of (1) any breach by the Company of any of its representations or warranties in this

Agreement or (2) failure to perform any of the covenants or agreements made by the Company in this Agreement. The term “Losses” as used in this Section 8.01 is not limited to matters asserted by third parties against an Indemnified Party, but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims, and shall be net of any tax benefit available to the Indemnified Party.

(c) The Investor agrees to indemnify and hold harmless the Company and its officers, directors, employees, duly authorized agents and affiliates from and against all Losses that are related to or arise out of (1) any breach by the Investor of any of its representations or warranties in this Agreement or (2) failure to perform any of the covenants or agreements made by the Investor in this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement: (i) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to this Section 8.01 with respect to any breach of any representation or warranty, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds $100,000, after which the Indemnifying Party shall be liable for the entire aggregate amount of any such indemnifiable Losses; (ii) with respect to any breach of any representation or warranty, the maximum amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or resulting from the causes set forth in Section 8.01 shall be an amount equal to the aggregate price actually paid for the Tranche 1 Shares and the Tranche 2 Shares and (iii) neither party hereto shall have any liability under any provision of this Agreement or any Ancillary Agreement for any punitive damages.

(e) A party claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claims asserted against the Indemnified Party by a third party (“Third Party Claim”) that would give rise to a right of indemnification under this Agreement shall promptly (i) notify the party from whom indemnification is sought (the “Indemnifying Party”) of the Third Party Claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any) and the basis of the Indemnified Party’s request for indemnification under this Agreement. Failure to provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party demonstrates actual and material prejudice as a result of such failure. The Indemnifying Party shall have the right to defend the Indemnified Party against such Third Party Claim provided that such Indemnifying Party has acknowledged in writing its obligation to fully indemnify the Indemnified Party with respect to such Third Party Claim pursuant to this Section 8.01.

(f) If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend such Third Party Claim with counsel selected by the Indemnifying Party, who is reasonably acceptable to the Indemnified Party, by all appropriate proceedings, which proceedings shall be prosecuted reasonably diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 8.01(f). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof, provided, however, that the Indemnifying Party shall not consent to the entry of a judgment or enter into any settlement with respect to the matter (i) which does not contain a complete release of the Indemnified Party, contains a finding of responsibility or liability on the part of the Indemnified Party or the violation of any applicable legal requirement, provides any material sanction or material restriction upon the conduct of any business by the Indemnified Party, or provides for any relief other than monetary damages which are paid in full by the Indemnifying Party or (ii) without the prior written consent of the Indemnified Party, which consent shall not be unreasonably conditioned, withheld or delayed. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 8.01, and the Indemnified Party shall bear its own costs and expenses with respect to such participation; provided, however, if in the opinion of counsel of the Indemnified Party there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall bear the reasonable costs and expenses of one counsel to represent all Indemnified Party in connection with such defense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages.

(g) If the Indemnifying Party fails to notify the Indemnified Party within the thirty (30) days after receipt of any Claim Notice that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.01(f), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.01(f) but fails to reasonably diligently defend or settle the Third Party Claim, then the Indemnified Party shall have the right to defend the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously defended by the Indemnified Party to a final conclusion or settled (with the reasonable costs and expenses of such defense borne by the Indemnifying Party). The Indemnified Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent, which shall not be unreasonably withheld or delayed. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 8.01(g), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(h) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim (the “Dispute Notice”), the Indemnifying Party shall be deemed to have accepted and agreed with such claim. If the Indemnifying Party has disputed such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute in thirty (30) days after delivery of the Dispute Notice, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

(i) The parties agree to treat all indemnification payments made under this Section 8.01 or otherwise under this Agreement as an adjustment to the applicable purchase price for tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-tax basis.

(j) Subject to Section 8.01(k) below, notwithstanding any other term herein, and other than in connection with fraud, the sole and exclusive remedies of the parties arising out of, relating to or resulting from any breach of any representation, warranty, covenant or agreement in this Agreement will be strictly limited to those contained in this Article VIII.

(k) Each Party acknowledges and agrees that the other Party will be damaged irreparably if this Agreement is not performed in accordance with its terms or otherwise is breached and that a party will be entitled to seek an injunction and other equitable relief to prevent breaches hereof and to enforce specifically this Agreement and its terms in addition to such Party’s remedies as set forth in Article VIII.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

if to the Investor:

TFG Radiant Investment Group Ltd.

Block B, Fourth Floor, Building B

No. 1 Binlang Road, Fuitan FTZ

Shenzhen, China 518038

Facsimile: +86-755-83251030

Attention: Mr. Xubiao

with a copy to:

K&L Gates LLP

925 Fourth Avenue Suite 2900

Seattle, WA 98104

United States

Facsimile: +1 (206) 623-7022

Attention: Christopher H. Cunningham

if to the Company:

Ascent Solar Technologies, Inc.

12300 North Grant Street

Thornton, Colorado 80241

United States

Facsimile: +1 (720) 872-5077

Attention: Ron Eller

with a copy to:

Faegre& Benson LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, CO 80302

United States

Facsimile: +1 (303) 607-3600

Attention: James Carroll, Esq.

SECTION 9.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.03. Entire Agreement; Assignment. This Agreement and the Ancillary Agreements

constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party.

SECTION 9.04. Disclosures. The parties hereto agree that any information contained in any part of any SEC Report shall only be deemed to be an exception to (or a disclosure for purposes of) the Company’s representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a person who has read that information concurrently with such representations and warranties. In no event shall any general information contained in any part of any SEC Report entitled “Risk Factors” or containing a general description or explanation of “Forward-Looking Statements” (or any other statements that are similarly non-specific or are predictive or forward-looking in nature) be deemed to be a specific exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement unless the relevance of that information (for purposes as an exception to a disclosure for purposes of such representations and warranties) would be reasonably apparent.

SECTION 9.05. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court, in each case sitting in City of Wilmington, New Castle County, for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

SECTION 9.07. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.07.

SECTION 9.08. Attorneys’Fees. If any legal action is brought by reason of any breach of any covenant, condition or agreement of the parties in this Agreement or the Ancillary Agreements, the prevailing party shall be entitled to recover from the other party to the action all costs and expenses of suit, including attorneys’ fees.

SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TFG RADIANT INVESTMENT GROUP LTD.

By:	/s/ Xu Biao
	Name:	Xu Biao
	Title:	Chairman

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Ron Eller
	Name:	Ron Eller
	Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Exhibit A

STOCKHOLDERS AGREEMENT

[Omitted]

Exhibit B

REGISTRATION RIGHTS AGREEMENT

[Omitted]

Exhibit C

JOINT DEVELOPMENT AGREEMENT

[Omitted]

Exhibit D

VOTING AGREEMENT

[Omitted]